UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2011

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:        (262) 636-1200

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 18, 2011, Klaus A. Feldmann resigned from his role as Regional Vice President – Europe of Modine Manufacturing Company (the “Company”).  Thomas F. Marry, formerly Regional Vice President – Asia and Commercial Products Group, was promoted, effective May 18, 2011, to be Executive Vice President – Europe, Asia and Commercial Products Group of the Company.  In connection with his promotion, Mr. Marry’s base salary was increased to $340,000 annually, his Management Incentive Plan bonus potential level was increased to 60% of base salary at target and his potential Long-Term Incentive Plan payout level was increased to 120% at target.  The compensation increases for Mr. Marry were made retroactively effective to April 1, 2011, the first day of the Company’s current fiscal year.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President – Corporate Development, General Counsel and Secretary

Date:  May 23, 2011